Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces Fourth Quarter 2016 Results

Fourth Quarter 2016 Highlights:

- Total revenue increases 3.9%

- Total comparable sales down 2.2%

- Vitaminshoppe.com sales increased 7%

- Records $39.2 million of impairment charges for Nutri-Force, impacts EPS by $0.98

- GAAP fully diluted loss per share of $0.49, and adjusted fully diluted earnings per share of $0.36

SECAUCUS, N.J., March 1, 2017 -- Vitamin Shoppe, Inc. (NYSE: VSI), a multi-channel, specialty retailer and manufacturer of nutritional products, today announced preliminary results for the three months ended December 31, 2016. Total net sales in the fourth quarter were $304.9 million, up 3.9% with the same period of the prior year. Reported fully diluted loss per share in fourth quarter 2016 was $0.49, compared to fully diluted earnings per share of $0.22 in fourth quarter 2015. Results in fourth quarter 2016 include a $39.2 million, or $0.98 per share, impairment charge associated with Nutri-Force goodwill and other intangible assets and a $3 million tax benefit from the closure of the Canadian stores earlier in the year, while fourth quarter 2015 results include approximately $7.4 million, or $0.17 per diluted share, of certain costs primarily related to strategic initiatives. Excluding these items in both periods, adjusted EPS was $0.36 and $0.39, in fourth quarter 2016 and 2015, respectively. (Refer to Table 4 at the end of this press release.) Additionally, 2016 was a 53-week year and the extra week added approximately $0.08 to EPS.
Commenting on the quarter’s results, Colin Watts, Chief Executive Officer of the Vitamin Shoppe stated, “Our top line growth is not yet where we want it to be as fourth quarter comparable sales were disappointing, but generally in line with our expectations. Although the external environment was more difficult than we planned coming into 2016, we made significant progress in rolling out initiatives tied to our reinvention strategy. While we are encouraged by the early results of these programs in 2016, we acknowledge that they will still take time to reach full scale. In addition to good progress on growth initiatives during the quarter, we were particularly pleased with accelerated progress in our cost reduction and margin enhancement initiatives, which are vital to building a stronger Return on Capital profile for our Company in 2017. We still have a ways to go to realize our full Reinvention vision, but we remain bullish about our long-term prospects for sustainable, profitable growth.”
Fourth Quarter 2016 Results
Total sales of $304.9 million in the quarter increased 3.9% over the same period of the prior year. Total comparable sales were down 2.2% in the quarter driven by a 1.8% decline in retail store comparable sales and a 5.0% decrease in total e-commerce comparable sales. Included in e-commerce comp sales, vitaminshoppe.com comparable sales increased 7%. Manufacturing third party sales decreased 28.9% from the same period of the prior year. The Company opened three stores in the quarter and closed two.
Cost of goods sold, which includes product, distribution, manufacturing and store occupancy costs, increased $2.5 million, or 1.2%, to $204.7 million for the three months ended December 31, 2016, compared with $202.2 million for the three months ended December 26, 2015.
Gross profit of $100.2 million was up 9.7% from $91.3 million in fourth quarter 2015. Gross profit as a percentage of net sales was 32.9% in fourth quarter 2016, compared to 31.1% in the same period of 2015. Gross margin in fourth quarter 2015 includes approximately $2.6 million in inventory related charges for Super Supplements conversion, inventory write-off for customer which went out of business and Canada store closings. Excluding the impact of these charges as detailed in Table 4, gross margin in fourth quarter 2015 was 32.0%. The fourth quarter 2016 year over year increase was primarily due to product margin improvement and leverage in occupancy and supply chain costs due to the 53rd week.
Selling, general and administrative expenses (SG&A), including operating payroll and related benefits, advertising expense and depreciation and amortization, increased $42.7 million to $122.8 million for the quarter ended December 31, 2016, compared with $80.2 million for the quarter ended December 26, 2015. SG&A in fourth quarter 2016 includes $39.2 million of impairment charges for Nutri-Force. SG&A for fourth quarter 2015 included total costs of $4.9 million primarily related to reinvention and management realignment costs and Super Supplements conversion expenses. Excluding certain items for both periods, SG&A as a percent of revenue was 27.4% in fourth quarter 2016 and 25.7% in fourth quarter 2015. (For further information on adjustments see Table 4 at the end of this release.) The increase in the SG&A rate was primarily driven by deleverage from lower sales.
Loss from operations in fourth quarter 2016 of $22.7 million compared to operating income of $11.1 million in the same period of the prior year. Adjusted for the items noted in the preceding paragraph, income from operations as a percentage of sales was 5.4% in fourth quarter 2016 and 6.3% in fourth quarter 2015. (See Table 4.)
Net loss was $11.6 million for fourth quarter 2016 compared to net income of $6.1 million in the same period of the prior year. Reported fully diluted loss per share was $0.49 in fourth quarter 2016, compared to fully diluted earnings per share of $0.22 in fourth quarter 2015. EPS, on an adjusted basis (for the items described in Table 4), was $0.36 and $0.39 for the fourth quarters of 2016 and 2015, respectively.
Balance Sheet and Cash Flow
Cash and equivalents at December 31, 2016 were $2.8 million. At quarter end, the Company had $11 million drawn on the revolving line of credit and a convertible notes liability of $121 million.
Capital expenditures were $8.8 million in the quarter. Funds were primarily expended on new and remodel stores, supply chain, digital and other IT investments.
During the quarter, the Company repurchased 0.4 million shares of its common stock, or approximately 2.0% of the shares outstanding, for a total purchase price of $10.0 million.
Full Year 2016 Financial and Operating Highlights

•	Opened 26 stores

•	Transformed 4 stores into new reinvented stores

•	Launched new responsive website

•	Total revenue increased 1.8%

•	Total comparable sales were down 0.9%

•
GAAP fully diluted earnings per share of $1.04, or $2.09 per fully diluted share excluding certain costs. This compares with fully diluted earnings per share of $1.82 or an adjusted $2.11 per share, in 2015. See Table 4.

•	Repurchased 2.6 million common shares for a total of $66.0 million.
2017 Outlook
Management is providing the following outlook for 2017:

•	Total comparable sales growth of flat to low single digit negative

•	The opening of 15 new stores

•	Remodel 10 to 15 stores into new format

•	Fully diluted earnings per share in the range of $1.95 - $2.20. This excludes any potential charges associated with the implementation of strategic initiatives to improve performance at Nutri-Force.

•	Capital expenditures of approximately $45 million
Non-GAAP Financial Measures
Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented. The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company’s and each business segment’s ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP is shown in Table 4.
Webcast
Management will host a conference call to discuss the fourth quarter 2016 results at 8:30a.m. Eastern Time (ET) today. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.vitaminshoppe.com. A powerpoint presentation to accompany the call can be found on the website in the Investor Relations section. A telephonic replay will be available beginning at 11:30 a.m. ET on March 1, 2017 and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international callers. The passcode for the replay is 9786140. The telephonic replay will be available until 11:59 p.m. ET on March 8, 2017. The webcast will also be archived on the company’s website at www.vitaminshoppe.com in the investor relations section.
About the Vitamin Shoppe, Inc. (NYSE:VSI)
Vitamin Shoppe is a multi-channel, specialty retailer and contract manufacturer of nutritional products based in Secaucus, New Jersey. In its stores and on its website, the Company carries a comprehensive retail assortment including: vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 900 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plnt®, ProBioCare®, Next Step® and Betancourt Nutrition® brands. The Vitamin Shoppe conducts business through more than 775 company-operated retail stores under The Vitamin Shoppe and Super Supplements retail banners, and through its website, www.vitaminshoppe.com. Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.
Forward Looking Statements
This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements under the caption "2017 Outlook", statements regarding future financial results and performance, share repurchases, future business prospects, revenue, new stores, product offerings, store growth, working capital, liquidity, capital expenditures, capital needs and interest costs, industry based factors, including the level of competition in the vitamin, mineral and supplement industry, continued demand from the primary markets the Company serves, consumer perception of the Company’s products, the availability of raw materials as well as economic conditions generally and factors more specific to the Company such as compliance with manufacturing regulations, certifications and practices and restrictions imposed by the Company’s revolving credit facility, including financial covenants and limitations on the Company’s ability to incur additional indebtedness and the Company’s future capital requirements, and other risks, uncertainties and factors set forth under Item 1A., entitled “Risk Factors”, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2015 and in the Company’s other reports and documents filed with the SEC. These forward-looking statements can be identified by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words.  These statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others the strength of the economy, changes in the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, trade restrictions, availability of suitable store locations at appropriate terms, the availability of raw material and other specific factors discussed herein and in other Company SEC filings (including reports on Forms 10-K and 10-Q filed with the SEC).  The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

CONTACTS:
Investors:	Media / PR Agency:
Kathleen Heaney	Kaplow
646-912-3844 OR 201-552-6430	212-221-1713
ir@vitaminshoppe.com	vitaminshoppe@kaplow.com

TABLE 1
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Net sales	$304,865	$293,490	$1,289,243	$1,266,549
Cost of goods sold	204,705	202,193	862,887	847,634
Gross profit	100,160	91,297	426,356	418,915
Selling, general and administrative expenses	122,842	80,180	380,779	329,922
Income (loss) from operations	(22,682)	11,117	45,577	88,993
Interest expense, net	2,546	590	9,523	1,105
Income (loss) before provision for income taxes	(25,228)	10,527	36,054	87,888
Provision for (benefit from) income taxes	(13,614)	4,395	11,090	34,717
Net income (loss)	$(11,614)	$6,132	$24,964	$53,171

Weighted average common shares outstanding
Basic	23,357,556	28,102,790	23,875,540	28,954,804
Diluted	23,552,982	28,300,462	24,067,686	29,203,429
Net income (loss) per common share
Basic	$(0.50)	$0.22	$1.05	$1.84
Diluted	$(0.49)	$0.22	$1.04	$1.82

TABLE 2
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SEGMENT DATA, KEY PERFORMANCE INDICATORS AND STORE INFO
($ in thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Net sales:
Retail	$262,144	$244,727	$1,109,202	$1,081,123
Direct	31,078	32,381	130,024	128,825
Manufacturing	21,989	23,974	87,684	91,159
Segment net sales	315,211	301,082	1,326,910	1,301,107
Elimination of intersegment revenues	(10,346)	(7,592)	(37,667)	(34,558)
Net sales	$304,865	$293,490	$1,289,243	$1,266,549

Income (loss) from operations:
Retail	$44,921	$37,036	$197,450	$192,598
Direct	4,553	4,928	18,737	20,904
Manufacturing	(41,405)	(544)	(44,223)	(1,977)
Corporate costs	(30,751)	(30,303)	(126,387)	(122,532)
Income (loss) from operations	$(22,682)	$11,117	$45,577	$88,993

Increase (Decrease) in total comparable net sales	(2.2)%	(0.3)%	(0.9)%	—%
Increase (Decrease) in comparable store net sales	(1.8)%	(0.9)%	(1.5)%	0.1%
Increase (Decrease) in e-commerce comparable net sales	(5.0)%	3.9%	3.8%	(0.6)%

Gross profit as a percent of net sales	32.9%	31.1%	33.1%	33.1%
Income (loss) from operations as a percent of net sales	(7.4)%	3.8%	3.5%	7.0%

Capital Expenditures	$8,840	$9,231	$40,068	$39,403
Depreciation and Amortization	$9,968	$10,038	$38,780	$38,495

Store Data:
Stores open at beginning of period	774	748	758	717
Stores opened	3	11	26	50
Stores closed	(2)	(1)	(9)	(9)
Stores open at end of period	775	758	775	758

Total retail square footage at end of period (in thousands)	2,709	2,662	2,709	2,662

TABLE 3
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 31, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,833	$15,104
Accounts receivable, net of allowance of $1,061 and $897 in 2016 and 2015, respectively	7,367	7,437
Inventories	241,736	226,830
Prepaid expenses and other current assets	33,717	25,194
Total current assets	285,653	274,565
Property and equipment, net	139,132	140,158
Goodwill	210,633	243,269
Other intangibles, net	79,489	87,270
Other long-term assets	19,277	3,429
Total assets	$734,184	$748,691

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$11,000	$8,000
Accounts payable	65,606	41,217
Deferred sales	5,209	20,483
Accrued expenses and other current liabilities	52,290	47,776
Total current liabilities	134,105	117,476
Convertible notes, net	120,874	115,410
Deferred rent	37,489	39,889
Other long-term liabilities	1,720	615

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at December 31, 2016 and December 26, 2015	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 23,585,240 shares issued and 23,424,055 shares outstanding at December 31, 2016, and 25,993,715 shares issued and 25,873,581 shares outstanding at December 26, 2015	236	260
Additional paid-in capital	80,727	139,827
Treasury stock, at cost; 161,185 shares at December 31, 2016 and 120,134 shares at December 26, 2015	(6,430)	(5,225)
Accumulated other comprehensive loss	—	(60)
Retained earnings	365,463	340,499
Total stockholders’ equity	439,996	475,301
Total liabilities and stockholders' equity	$734,184	$748,691

TABLE 4
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Unaudited)

Amounts in millions except per share data
Figures may not sum due to rounding
			Operating	Net
	Gross		Income	Income	Diluted
	Profit	SG&A	(Loss)	(Loss)	EPS
Three months ended December 31, 2016:
As Reported	$100.2	$122.8	$(22.7)	$(11.6)	$(0.49)
Impairment charges on goodwill and intangible asset (1)	—	(39.2)	39.2	23.2	0.98
Canada stores closing costs (2)	—	—	—	(3.0)	(0.13)
As Adjusted	$100.2	$83.6	$16.5	$8.6	$0.36

Three months ended December 26, 2015:
As Reported	$91.3	$80.2	$11.1	$6.1	$0.22
Management realignment charges (3)	—	(1.2)	1.2	0.8	0.03
Reinvention strategy costs (4)	—	(1.7)	1.7	1.1	0.04
Integration costs (5)	—	(0.5)	0.5	0.3	0.01
Super Supplements conversion costs (6)	1.0	(0.8)	1.8	1.1	0.04
Product write-off (7)	1.3	—	1.3	0.8	0.03
Canada stores closing costs (2)	0.3	(0.6)	0.9	0.9	0.03
As Adjusted	$93.8	$75.3	$18.5	$11.1	$0.39

Fiscal year ended December 31, 2016:
As Reported	$426.4	$380.8	$45.6	$25.0	$1.04
Impairment charges on goodwill and intangible asset (1)	—	(39.2)	39.2	23.2	0.96
Cost reduction project (8)	—	(3.8)	3.8	2.3	0.10
Canada stores closing costs (2)	(0.2)	(2.1)	1.9	(1.1)	(0.05)
Super Supplements conversion costs (6)	(0.2)	(1.3)	1.0	0.6	0.03
Reinvention strategy costs (4)	—	(0.5)	0.5	0.3	0.01
As Adjusted	$426.0	$333.9	$92.0	$50.3	$2.09

Fiscal year ended December 26, 2015:
As Reported	$418.9	$329.9	$89.0	$53.2	$1.82
Management realignment charges (3)	—	(3.4)	3.4	2.1	0.07
Reinvention strategy costs (4)	—	(2.7)	2.7	1.7	0.06
Integration costs (5)	—	(1.9)	1.9	1.2	0.04
Super Supplements conversion costs (6)	1.0	(0.8)	1.8	1.1	0.04
Account receivable bad debt reserve charge (9)	—	(1.4)	1.4	0.8	0.03
Product write-off (7)	1.3	—	1.3	0.8	0.03
Canada stores closing costs (2)	0.3	(0.6)	0.9	0.9	0.03
As Adjusted	$421.4	$319.1	$102.3	$61.7	$2.11

(1) Impairment charges of $32.6 million on goodwill and $6.6 million on the customer relationships intangible asset of Nutri-Force.
(2) In Fiscal 2016, charges primarily related to lease terminations and a $3.0 million tax benefit in the fiscal quarter ended December 2016 resulting from the write-off of the Canada investment. In Fiscal 2015, costs include inventory reserve charges, impairment charges to fixed assets and severance charges.

(3) Management realignment charges primarily consist of severance, sign-on bonuses, recruiting and relocation costs.
(4) The costs represent outside consultants fees in connection with the Company's "reinvention strategy".
(5) Represents integration costs related to the acquisition of Nutri-Force, consisting primarily of professional fees.
(6) In Fiscal 2016, costs primarily related to the closure of the Seattle distribution center. In Fiscal 2015, conversion costs primarily include inventory reserve charges, product markdowns and accelerated depreciation.

(7) Represents a charge to inventory reserves for the write-off of USPlabs® products which the Company ceased selling.
(8) Outside consulting costs relating to a project to identify and implement cost reduction opportunities.
(9) Represents a charge to increase the allowance for doubtful accounts for Nutri-Force, related to one wholesale customer that abruptly ceased operations.